Exhibit 4.3

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE ENTITY APPOINTED AS COMMON SAFEKEEPER FOR EUROCLEAR BANK SA/NV (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM”). TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE COMMON SAFEKEEPER OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

1.336% NOTES DUE 2041

No. 1	€
ISIN No. XS2375844656
Common Code: 237584465
Financial Short Name: [ ]
Classification of Financial Instruments Code: [ ]

This certifies that the Person whose name is entered in the Security Register maintained by the Registrar is registered as the Holder of the aggregate principal amount of €                of 1.336% Notes Due 2041.

BECTON DICKINSON EURO FINANCE S.À R.L.

for value received, hereby promises to pay to the registered Holder hereof, or registered assigns, the principal sum of €                on August 13, 2041 and to pay interest, on August 13 of each year, commencing August 13, 2022, on said principal sum at the rate of 1.336% per annum, from August 13, 2021 or from the most recent interest payment date to which interest has been paid or provided for, as the case may be, until payment of said principal sum has been made or duly provided for. The interest so payable on any August 13 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the business day on which each of Clearstream and Euroclear is open for business immediately preceding the applicable interest payment date.

Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or from August 13, 2021, if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Each Holder of this Note, by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions. Each Holder hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee and until it has been effectuated for and on behalf of the Common Safekeeper. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.02 of the Base Indenture.

Date:

BECTON DICKINSON EURO FINANCE S.À R.L.
as the Company

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities of the series referred to herein issued pursuant to the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

EFFECTUATED for and on behalf of CLEARSTREAM BANKING S.A., as Common Safekeeper, without recourse, warranty or liability.

Date:

CLEARSTREAM BANKING S.A.,
as Common Safekeeper

By:
Authorized Signatory

Becton Dickinson Euro Finance S.à r.l

1.336% Notes Due 2041

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (the “Securities”) of Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 412 F route d’Esch, L-1471 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B234229 (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsecured debt securities, dated as of May 17, 2019 (the “Base Indenture”), duly executed and delivered by and among the Company, Becton, Dickinson and Company, a New Jersey corporation (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of August 13, 2021 (the “Supplemental Indenture”), among the Company, the Guarantor and the Trustee. The Notes are subject to a Paying Agency Agreement, dated as of August 13, 2021 (the “Paying Agency Agreement”), among the Company, the Guarantor and The Bank of New York Mellon, London Branch, as Paying Agent (the “Paying Agent”). The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” The Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to €                (except as provided in the Indenture). Terms defined in the Indenture have the same definitions herein unless otherwise specified.

1.
Method of Payment. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of London, England, which shall be initially the corporate trust office of The Bank of New York Mellon, London Branch, located at One Canada Square, London E14 5AL.

2.
Paying Agent and Registrar. Initially, The Bank of New York Mellon, London Branch will act as Paying Agent. The Bank of New York Mellon Trust Company, N.A. will initially act as Registrar for the Notes. The Company may change any Paying Agent upon notice to the Trustee.

3.
Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and holders of such Notes are referred to the Indenture and TIA for a statement of such terms. In the event of a conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall prevail. The Notes are senior unsecured obligations of the Company.

4.
Issuance in Euro. Initial Holders of the Notes will be required to pay for the Notes in euros, and principal, premium, if any, and interest payments on the Notes, including any payments made upon any redemption of the Notes, will be payable in euros. If, on or after August 10, 2021, the euro is unavailable to the Company or, in the case of the Guarantee, the Guarantor, due to the imposition of exchange controls or other circumstances beyond the Company’s or the Guarantor’s control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes or the Guarantee will be made in U.S. dollars until the euro is again available to the Company or, in the case of the Guarantees, the Guarantor, or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as determined by the Company in its sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture governing the Notes. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

5.
Optional Redemption. The Notes are redeemable, in whole or in part, at the option of the Company, at any time prior to February 13, 2041 (six months prior to the maturity date) at a redemption price, as determined by the Company, equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments on the Notes being redeemed, discounting such payments to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, plus 25 basis points, plus accrued and unpaid interest to, but excluding the date of redemption on the principal balance of the Notes being redeemed. At any time on or after February 13, 2041 (six months prior to their maturity date), the Notes shall be redeemable, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the principal balance of the Notes being redeemed.

6.
Offer to Repurchase Upon Change of Control Triggering Event. Holders of the Notes may, under the circumstances specified in the Indenture, have the right to require the Company to purchase all or a portion of their Notes (in integral multiples of €1,000) pursuant to a Change of Control Offer. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” below completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date. The Change of Control Offer may be accepted for less than the entire principal amount of a Note, but in that event the principal amount of such Note remaining outstanding after repurchase must be equal to €100,000 or an integral multiple of €1,000 in excess thereof.

7.
Transfers; Exchanges. Upon the presentment for registration of transfer of this Note at the office or agency of the Company or the Guarantor designated for such purpose pursuant to the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Guarantor, the Trustee or any Registrar, Paying Agent or Authenticating Agent, may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or an account hereof, and for all other purposes, and the Company, the Guarantor, the Trustee and any Registrar, Paying Agent and Authenticating Agent shall not be affected by any notice to the contrary.

8.
Payment of Additional Amounts and Redemption for Tax Reasons. The provisions of Sections 1.8 and 1.9 of the Supplemental Indenture shall apply to the Notes. Whenever the payment of the principal of or interest or any other amounts on, or in respect of, this Note is mentioned, in any context, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the Indenture, and express mention of the payment of Additional Amounts in any provision of this series of Notes shall not be construed as excluding the payment of Additional Amounts in those provisions where such express mention is not made.

9.
Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of €100,000 or any integral multiple of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office or agency of the Company or the Guarantor designated for such purpose (or otherwise in accordance with applicable procedures of Euroclear and Clearstream). No service charge shall be made for any registration of transfer or exchange, but a Holder of such Notes may be required to pay any applicable taxes or other governmental charges.

10.	Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes. Only registered holders will have rights under the Indenture governing the Notes.

11.
Repayment to the Company. Subject to the terms of the Indenture, any funds deposited with the Trustee or Paying Agent, or then held by the Company, in trust for the payment of the principal of and any interest on any Security of any series and remaining unclaimed for two years after such principal and any interest has become due and payable shall be paid to the Company upon written request by the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

12.
Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of any series at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of such series, each series voting separately. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of the Holders of all the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

13.
Defaults and Remedies. In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

14.
Trustee, Paying Agent and Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

15.
No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company, the Guarantor or of any of either of their respective successors, either directly or through the Company or the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

16.	Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

17.
Authentication. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof and until this Note has been effectuated for and on behalf of the Common Safekeeper.

18.	Guarantee. This Note is fully and unconditionally guaranteed by the Guarantor, as provided in Article 10 of the Base Indenture and Section 1.4 of the Supplemental Indenture.

19.
Governing Law. The laws of the State of New York shall govern the Base Indenture, the Supplemental Indenture and this Note. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to a Change of Control Offer, check the box:

☐   Change of Control Offer

If you want to elect to have only part of this Note purchased by the Company pursuant to a Change of Control Offer, state the amount: €

Date:	Your Signature
(Sign exactly as your name appears on the face of this Note)

Tax I.D. Number:

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

GUARANTEE

For value received, Becton, Dickinson and Company hereby fully and unconditionally guarantees to the holder of this Note and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under Article 10 of the Indenture (including obligations to the Trustee) and this Note, whether for payment of principal of, or interest on or premium, if any, on, this Note and all other monetary obligations of the Company under Article 10 of the Indenture and this Note and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under Article 10 of the Indenture and this Note. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Note and until this Note has been effectuated for and on behalf of the Common Safekeeper. This Guarantee shall be governed by the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.

Dated:

BECTON, DICKINSON AND COMPANY

By:
Name:
Title: